Exhibit 1.1
EXECUTION COPY
HEALTH CARE REIT, INC.
$250,000,000
Shares of Common Stock
(par value $1.00 per share)

EQUITY DISTRIBUTION AGREEMENT
November 6, 2008
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     Health Care REIT, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with UBS Securities LLC (the “Manager”), as follows:
     SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000 (the “Shares”) on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.
     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:
     (a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-134082) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Securities and Exchange Commission (the “Commission”) has not issued an order preventing or suspending the use of any Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of

Section 11 of the Act, as such section applies to the Manager, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(f) and (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of the Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto. Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     (b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such periods, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); each Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at each Settlement Date did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, such Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.
     (d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

     (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries (as defined below), taken as a whole, (b) result in the delisting of shares of Common Stock from the New York Stock Exchange (the “NYSE”) or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”). All of the Company’s subsidiaries are listed in Schedule C hereto (the “Subsidiaries”).
     (f) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of September 30, 2008 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and there has been no material change in such information since September 30, 2008 or the Company’s then most recently completed quarter or fiscal year; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock of the Company are duly listed on the NYSE; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.
     (g) The shares of authorized capital stock of the Company, including the Shares, conform in all material respects with the statements concerning them in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (h) The Company has full corporate power and authority to enter into this Agreement and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement. This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company. This Agreement constitutes and, in the case of any Terms Agreement, will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement.

     (i) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the consolidated financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. All disclosures contained in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (j) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries before any court or administrative agency which, if determined adversely to the Company or its Subsidiaries, might reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (k) The Company, together with its Subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its Subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its Subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which might reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the Basic Prospectuses, the Prospectus and

the Permitted Free Writing Prospectuses, if any. Each mortgage which the Company or any of its Subsidiaries holds on the properties described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, constitutes a valid mortgage lien for the benefit of the Company or its Subsidiary, as the case may be, on such property.
     (l) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.
     (m) Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, capital stock (except that issued and outstanding Common Stock of the Company has increased due to option exercises, issuances under the Company’s Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan and conversions of preferred stock), business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and the Company has not incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as each may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (n) The Company is not in violation of its charter or by-laws. No Subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its Subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the performance by the Company of all of its obligations under this Agreement and any Terms Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its Subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its Subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body.
     (o) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Manager under state securities or Blue Sky laws) has been obtained or made by the Company, and is in full force and effect.
     (p) The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its Subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries.
     (q) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1984 through December 31, 2007 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year.
     (r) To the best of the Company’s knowledge, Ernst & Young LLP, (the “Accountants”) who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, is an independent registered public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).
     (s) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (u) Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (v) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or as otherwise disclosed in writing to the Manager.
     (w) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company’s Common Stock.
     (x) The Shares have been, or as of the Closing Date will be, approved for listing subject to official notice of issuance on the NYSE.
     (y) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

     (z) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.
     SECTION 3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
     (i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Shares designated.
     (ii) Notwithstanding the foregoing, the Company may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
     (iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule

10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof that the Company would be required to provide to the Manager in connection with a sale of the Shares pursuant to a Terms Agreement, each dated the Settlement Date (as defined below), and such other documents and information as the Manager shall reasonably request.
     (iv) The compensation to the Manager, as an agent of the Company, for sales of the Shares shall not exceed 2.0% of the gross sales price of the Shares and shall be as set forth on Schedule B, and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
     (v) The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the amount of the Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.
     (vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight Federal Funds rate.
     (vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q) ), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
     (b) (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.
     (ii) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
     (c) (i) Under no circumstances shall the number of the Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 or the number of shares of the Common Stock available for issuance under the currently effective Registration Statement.
     (ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.
     (d) Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.
     (e) Without the prior written consent of each of the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Managers, for purposes of this paragraph (e), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

     (f) Until the termination of this Agreement, the Manager and its affiliates will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     SECTION 4. Covenants of the Company. The Company agrees with the Manager:
     (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; and to cause each amendment or supplement to any Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.
     (b) To promptly advise the Manager, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, any Basic Prospectus or the Prospectus, and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock)) to which the Manager shall have reasonably objected in writing.

     (c) To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
     (d) Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Manager, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Manager shall have reasonably objected in writing; and to promptly notify the Manager of such filing.
     (e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.
     (f) If at any time when Shares remain unsold by the Manager the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Manager, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Manager, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Manager of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

     (g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Manager, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Manager. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Manager, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (h) To promptly notify the Manager of the happening of any event within the period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(b), to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.
     (i) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (j) To make generally available to its security holders, and to deliver to the Manager, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

     (k) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.
     (l) At all times when the Company has instructed the Manager to make sales of Shares, at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the Shares and the sales through the Manager pursuant to this Agreement or to the Manager pursuant to any Terms Agreement, (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission (iii) issue securities under the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue shares upon the exercise of options or other stock rights pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act and pursuant to the Windrose Medical Properties Trust 2002 Stock Incentive Plan; (v) sell shares of Common Stock pursuant to the Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan or any similar plan as described in the Company’s reports filed with the Commission under the Exchange Act; (vi) issue shares of Common Stock upon conversion of any shares of the Company’s convertible preferred stock described in the Company’s reports filed with the Commission under the Exchange Act; or (vii) issue shares of Common Stock upon conversion of any of the Company’s convertible notes described in the Company’s reports filed with the Commission under the Exchange Act. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.
     (m) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

     (n) The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (o) To use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.
     (p) At all times when the Company has instructed the Manager to make sales of Shares, at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, to advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.
     (q) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (each such date referred to in subclauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f) , modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this subsection (q) shall be deferred for any period that the Company has suspended the offering of Shares pursuant to Section 3(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such suspension.

     (r) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Shumaker, Loop & Kendrick, LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (r) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (s) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Shumaker, Loop & Kendrick, LLP or Arnold & Porter LLP, tax counsel to the Company (“Tax Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (s) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (t) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of the Company, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided that the obligation of the Company under this subsection (t) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (u) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, Dewey & LeBoeuf LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (u) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (v) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this

Agreement following the termination of a Suspension Period if any of the events contemplated by subclauses (i), (iii) or (iv) below have occurred during such Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) at the Manager’s oral or written request and upon reasonable advance oral or written notice to the Company, the Shares are delivered to the Manager pursuant to a Terms Agreement, (iii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q or (iv) at the Manager’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause the Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (v) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (w) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (iv) otherwise as the Manager shall reasonably request, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this subsection (w) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.
     (x) That it consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.
     (y) If to the knowledge of the Company, any condition set forth in Section 6(a) or 6(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

     (z) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.
     (aa) That each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
     (bb) To ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.
     SECTION 5. Payment of Expenses. The Company agrees with the Manager:
     (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Manager, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants.

     (b) If by December 31, 2009 the aggregate offering price of Shares offered and sold under this Agreement is less than $125,000,000, then the Company shall reimburse the Manager for all reasonable fees and expenses of counsel for the Manager incurred in connection with this Agreement and any Terms Agreement (“Manager Expenses”); provided that (i) the Company shall not be obligated pursuant to this Section 5(b) to reimburse the Manager for any Manager Expenses relating to periods prior to December 31, 2008 (“2008 Expenses”) in excess of $250,000 in the aggregate and (ii) the Company shall not be obligated pursuant to this Section 5(b) to reimburse the Manager for any Manager Expenses relating to the one-year period ending December 31, 2009 (“2009 Expenses”) in excess of $150,000 in the aggregate.
     (c) If Shares with an aggregate offering price of $125,000,000 or more have been offered and sold under this Agreement by December 31, 2009, then the Company shall reimburse the Manager for a percentage of the Manager Expenses, which percentage shall decline on a straight-line basis from 50% at $125,000,000 of aggregate offering price to 0% at $187,500,000 of aggregate offering price; provided that (i) the Company shall not be obligated pursuant to this Section 5(c) to reimburse the Manager for any portion of the 2008 Expenses in excess of $250,000 in the aggregate and (ii) the Company shall not be obligated pursuant to this Section 5(c) to reimburse the Manager for any portion of the 2009 Expenses in excess of $150,000 in the aggregate.
     (d) The Company shall have no reimbursement obligation for Manager Expenses if by December 31, 2009 Shares with an aggregate offering price of $187,500,000 or more have been offered and sold under this Agreement.
     SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(q) of this Agreement, the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.
     (a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Basic Prospectus or Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and each of its Subsidiaries taken as a whole, in the judgment of the Manager, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Manager, shall have been entered into by the Company or any of its Subsidiaries.
     (c) The Company shall furnish to the Manager, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, to the effect that:
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (ii) The Company is duly qualified to transact business in all jurisdictions in which the Company owns or leases real property, and in which the failure to qualify would have a Material Adverse Effect.
     (iii) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated dates; the authorized shares of capital stock of the Company have been duly authorized; the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the certificates for the Shares or the uncertificated Shares, as the case may be, are in due and proper form; the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement and any applicable Terms Agreement; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

     (iv) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.
     (v) The Registration Statement, the Prospectus and each amendment or supplement thereto and documents incorporated by reference therein comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein).
     (vi) The statements under the caption “Description of Our Common Stock” in the Registration Statement, the Basic Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
     (vii) The statements under the caption “Certain Government Regulations” in the Company’s Annual Report on Form 10-K for the Company’s then most recently completed year end, as may be updated by a Current Report on Form 8-K filed by the Company with the Commission, and any amendments thereto, as to matters of law stated therein, have been reviewed by such counsel and fairly summarize in all material respects the matters described therein which are material to the business or condition (financial or otherwise) of the Company.
     (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus or any amendment or supplement thereto which are not so filed, incorporated by reference or described as required, and the provisions of such contracts and documents as are summarized in the Registration Statement or the Prospectus or any amendment or supplement thereto are fairly summarized in all material respects.
     (ix) Such counsel knows of no material legal proceedings pending or threatened against the Company, except as set forth in the Registration Statement, the Basic Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.
     (x) The execution and delivery of this Agreement and any applicable Terms Agreement, and the consummation of the transactions herein and therein contemplated, including the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement, do not and will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to (i) the charter or by-laws of the Company, (ii) any agreement or instrument known to such counsel to which the Company is a party or by which the Company or the Company’s properties may be bound, which conflict, violation, breach, default or lien could reasonably be expected to have a Material Adverse Effect or (iii) any order known to such counsel or rule or regulation of any court or governmental agency or body which in the experience of such counsel is customarily applicable to the transactions herein contemplated (except that such counsel expresses no opinion with respect to any requirement of FINRA or pursuant to any state securities or Blue Sky laws).
     (xi) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.
     (xii) The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.
     (xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder (other than as may be required by the Commission or FINRA or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made by the Company, specifying the same.
     (xiv) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940.
     (xv) Any required filing pursuant to Rule 433 under the Securities Act of each Permitted Free Writing Prospectus that is identified on Schedule A hereto has been made within the time period required by Rule 433(d) under the Securities Act.
     In rendering such opinion, such counsel may rely, as to matters governed by laws other than the laws of the State of Ohio, the corporate laws of the State of Delaware or Federal laws, on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Manager are justified in relying on such other counsel and such other counsel shall indicate that the Manager may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Manager or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Shumaker, Loop & Kendrick, LLP shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of the date of the Prospectus Supplement and as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading , (c) the Basic Prospectus, as of its date, the date of this Agreement and as of the date of the opinion, in each case together with the Permitted Free Writing Prospectus identified on Schedule A hereto and with the information relating to the public offering price of the Shares as set forth on the cover page of the Prospectus, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Shumaker, Loop & Kendrick, LLP may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.
     (d) The Manager shall have received, at every date specified in Section 4(s) of this Agreement, the favorable opinion of Tax Counsel, dated as of such date, and in form and substance satisfactory to the Manager, stating that based on such counsel’s own review of the Company’s certificate of incorporation, the Company was organized and continues to be organized in conformity with the requirements for qualification as a real estate investment trust under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and, based on such counsel’s review of the Company’s federal income tax returns and discussions with management and independent public accountants for the Company, that the Company, taking into account operations for its taxable and fiscal years ended December 31, 2003 through its most recently completed fiscal year, satisfied the requirements for qualification and taxation as a real estate investment trust under the Code for such years and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its current taxable and fiscal year. Furthermore, such counsel shall opine that the statements contained under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and under the heading “Taxation” in the Company’s Annual Report on Form 10-K for the Company’s then most recently completed year end, and any amendments thereto (and any similar sections or information contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus) are correct and accurate in all material respects and present fairly and accurately the material aspects of the federal income tax treatment of the Company and of its stockholders.
     (e) At the dates specified in Section 4(v) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.
     (f) The Company shall deliver to the Manager, at every date specified in Section 4(q) of this Agreement (each, a “Certificate Date”), a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.
     In addition, on each Certificate Date, the certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.
     (g) The Manager shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Dewey & LeBoeuf LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.
     (h) The Manager shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary of the Company, dated as of such date, and in form and substance satisfactory to the Manager.
     (i) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.
     SECTION 7. Indemnification and Contribution.
     (a) The Company agrees to indemnify, defend and hold harmless the Manager, its directors, officers, employees and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.
          (b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the

Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.
          (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to referred to in subsection (c) above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto or any Terms Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.
     SECTION 9. Termination.
          (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Sections 4(y) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
          (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

          (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5, Section 7 and Section 8 shall remain in full force and effect.
          (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
          (e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination at any time at or prior to the Time of Delivery, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been (i) any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Shares impracticable or inadvisable, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ, or in the Company’s securities on the New York Stock Exchange, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (vi) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby, or (vii) any downgrading, or the giving of any notice of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded to any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act
          SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, Fax No. (212) 821-6186, with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax No. (203) 719-0680 and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43603-1475, or via fax at (419) 247-2826, Attention: George L. Chapman, Chairman of the Board and Chief Executive Officer. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.
          SECTION 11. Parties at Interest. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of the Manager and the Company and to the extent provided in Section 7 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.
          SECTION 12. No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

          SECTION 13. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.
          SECTION 14. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
          SECTION 15. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
          SECTION 16. Law; Construction. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
          SECTION 17. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
          SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement and any Terms Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
          SECTION 19. Successors and Assigns. This Agreement shall be binding upon the Manager and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Manager’s respective businesses and/or assets.
          SECTION 20. Miscellaneous. The Manager, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because the Manager is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours, HEALTH CARE REIT, INC.
By:	/s/ George L. Chapman
	Name:	George L. Chapman
	Title:	Chairman and Chief Executive Officer

ACCEPTED as of the date
first above written

UBS SECURITIES LLC

By:	/s/ David Gately Name: David Gately
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Keith Lockwood

Name: Keith Lockwood
Title: Executive Director

Annex I
HEALTH CARE REIT, INC.
the Common Stock
TERMS AGREEMENT
                    , 200_
UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171-0026
Dear Sirs:
          Health Care REIT, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November [___], 2008 (the “Equity Distribution Agreement”), between the Company and UBS Securities LLC, to issue and sell to UBS Securities LLC the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to UBS Securities LLC the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.
          [UBS Securities LLC shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by UBS Securities LLC to the Company for the Purchased Securities. This option may be exercised by UBS Securities LLC at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*
          Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by UBS Securities LLC, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each

*	Include only if UBS Securities LLC has an over-allotment option.

of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]*, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.
          An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
          Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to UBS Securities LLC and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

*	Include only if UBS Securities LLC has an over-allotment option.

I-2

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

HEALTH CARE REIT, INC.
By:
Name:
Title:

ACCEPTED as of the date
first above written

UBS SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

Schedule to Annex I
Title of Purchased Securities [and Additional Securities]*:
Common Stock, par value $1.00 per share
Number of Shares of Purchased Securities:
[Number of Shares of Additional Securities:]*
[Price to Public:]
Purchase Price by UBS Securities LLC:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Manager’s account at the Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:
(1) The opinion referred to in Section 4(r) .
(2) The opinion referred to in Section 4(s) .
(3) The opinion referred to in Section 4 (u) .
(4) The accountants’ letter referred to in Section 4(v) . (5) The officers’ certificate referred to in Section 4(q) .
(6) The secretary’s certificate referred to in Section 4(t) .
(7) Such other documents as the Manager shall reasonably request.

*	Include only if UBS Securities LLC has an over-allotment option.